Exhibit 4.1

NUMBER                                                                   SHARES

              Incorporated under the laws of the State of Delaware

                                SAMDREW II, INC.

                    Total Authorized Issue 50,000,000 Shares

40,000,000 Shares Par Value                        10,000,000 Shares Par Value
$.0001 each Common Stock                           $.0001 each Preferred Stock

                                                                 See Reverse for
                                                             Certain Definitions
                                    Specimen

This is to certify that ____________________is the owner of

___      Fully Paid and Non-Assessable Shares of Common Stock of  Samdrew II,
Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

---------------------------                       ------------------------------
Secretary                                         President